UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BARNWELL INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

NED L. SHERWOOD NLS ADVISORY GROUP, INC. MRMP-MANAGERS LLC BRADLEY M. TIRPAK SCOTT D. KEPNER DOUGLAS N. WOODRUM PHILLIP J. MCPHERSON

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Proxy Advisory Firm Institutional Shareholder Services Recommends
Stockholders of Barnwell Industries Vote FOR Three of MRMP’s Slate of Nominees

Leading Proxy Advisory Firm Supports Change

Largest Independent Shareholder Group Urges Shareholders to

Vote the BLUE Proxy Card Immediately

March 24, 2020

VERO BEACH, Fla.-- MRMP-Managers LLC announced today that Institutional Shareholder Services (“ISS”), the world’s leading proxy advisory firm, issued a report recommending that stockholders of Barnwell Industries, Inc. (NYSE American: BRN) support changes to the company’s board of directors at the April 3, 2020 annual meeting.

In summary, ISS concluded:

•	“The dissident has made a compelling case that board change is warranted….”

•	“Legacy directors have overseen a strategy that has translated into operational and share price deterioration, with an uncertain path to profitability.”

•	“Worryingly, BRN has also exhibited a persistent inability to control costs at the corporate level.”

•	“BRN has a history of open and consistent disregard for shareholder rights.”

•	“The overarching question about BRN's future is time-sensitive and of paramount importance, and it needs to be evaluated under the oversight of directors who will consider the interests of the unaffiliated shareholders they represent.”

•	ISS recommends that Shareholders Do Not Vote on Management’s White Proxy Card

WE URGE YOU TO VOTE THE BLUE PROXY CARD TODAY

If you have already provided Barnwell with a proxy, you may revoke it by executing a later dated BLUE proxy card.

If you have any questions or require any assistance with providing your proxy or any other matters, please contact our proxy solicitor, Alliance Advisors, at 1-800-574-5961 or by e-mail at pcasey@allianceadvisorsllc.com.

Ned L. Sherwood, Bradley M. Tirpak, NLS Advisory Group, Inc., and MRMP-Managers LLC have filed with the SEC, and mailed to shareholders on or about March 4, 2020, a definitive proxy statement and a blue proxy card in connection with their solicitation of votes for the election of director nominees at the 2020 annual meeting of shareholders of Barnwell Industries, Inc. Ned L. Sherwood Revocable Trust, of which Ned L. Sherwood is the beneficiary and the trustee, holds 238,038 shares of common stock of Barnwell, and MRMP-Managers LLC, of which Mr. Sherwood is the Chief Investment Officer, holds 1,000,211.138 shares of common stock of Barnwell. Mr. Sherwood is deemed to beneficially own all of these shares. Bradley M. Tirpak holds 34,127 shares of common stock of Barnwell. Ned L. Sherwood, Bradley M. Tirpak, NLS Advisory Group, Inc., and MRMP-Managers LLC, and their nominees to the Barnwell board are the participants in this proxy solicitation. Information regarding the participants and their interests in the solicitation is included in their proxy statement and other materials filed with the SEC.

SHAREHOLDERS OF BARNWELL SHOULD READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING, THE NOMINEES TO THE BOARD, AND SOLICITATION OF PROXIES. THESE PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM ALLIANCE ADVISORS, LLC.

Contacts:

Peter Casey

Alliance Advisors

(800) 574-5961

pcasey@allianceadvisors.com

Maria Andriasova

NLS Advisory Group, Inc.

(646) 921-2080

mandriasova@SherwoodFamilyOffice.com